Exhibit 99.1

UNITED STATES BANKRUPTCY
COURT DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-2(c)

Jeffrey Kurtzman, Esquire (JK-7689)
KLEHR | HARRISON | HARVEY |
BRANZBURG LLP
457 Haddonfield Road, Suite 510
Cherry Hill, NJ 08002
Telephone: (856) 486-7900
Facsimile: (856) 486-4875

Proposed Attorneys for Healthcare Providers
Direct, Inc., a Delaware corporation, and
Healthcare Providers Direct, Inc., a Nevada
corporation

In re: HEALTHCARE PROVIDERS DIRECT, INC., a Delaware corporation, and HEALTHCARE PROVIDERS DIRECT, INC., a Nevada corporation, Debtors-in-Possession.	CASE NO. 10-31072 (GMB) Chapter 11 (Jointly Administered)

ORDER (A) AUTHORIZING THE SALE OF DEBTORS’ ASSETS FREE AND
CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS
PURSUANT TO 11 U.S.C. § 363(b) AND (f); (B) AUTHORIZING THE
ASSUMPTION AND ASSIGNMENT OF A CERTAIN EXEXCUTORY
CONTRACT; AND (C) GRANTING RELATED RELIEF

The relief set forth on the following pages numbers two (2) through twelve (12), is hereby ORDERED.

DATED: 9/21/2010	/s/ Gloria M Burns
Honorable Gloria M Burns United States Bankruptcy Court Judge

Debtors:	HEALTHCARE PROVIDERS DIRECT, INC., a Delaware corporation and HEALTHCARE PROVIDERS DIRECT, INC., a Nevada corporation
Case No.	10-31072 (GMB)
Caption of Order:

ORDER (A) AUTHORIZING THE SALE OF DEBTORS’ ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS PURSUANT TO 11 U.S.C. § 363(b) AND (f); (B) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF A CERTAIN EXEXCUTORY CONTRACT; AND (C) GRANTING RELATED RELIEF

Upon consideration of the motion (the “Sale Motion”) of Healthcare Providers Direct, Inc., a Delaware corporation and Healthcare Providers Direct, Inc., a Nevada corporation (collectively, the “Debtors”), as debtors and debtors-in-possession in the above-captioned Chapter 11 cases, for the entry of an order pursuant to §§ 363 and 365 of Title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (i) authorizing the Debtors to sell substantially all of their assets free and clear of any and all liens, claims, encumbrances and/or interests (collectively, the “Encumbrances”) to Douglas Smith, his nominee or assignee (the “Purchaser”) pursuant to § 363(f) of the Bankruptcy Code, (ii) authorizing the Debtors to assume and assign a certain executory contract to the Purchaser; and (iii) granting related relief, and the Court having entered an Order dated August 17, 2010 (the “Bidding Procedures Order”) [Docket No. 45] authorizing the Debtors to conduct, and approving the terms and conditions of, an auction and bidding procedures in connection with the submission and consideration of higher or otherwise better offers for the Debtor’s assets; and the Court having established a deadline of September 13, 2010 at 10:00 a.m. for the submission of higher or otherwise better offers with respect to the Debtors’ assets; and the Debtors having determined that no qualified bid was received in accordance with the Bidding Procedures Order; and the Debtors having determined that the Purchaser’s offer constitutes the highest and best offer for the Debtors’ assets; and upon the record of the hearing held on September 20, 2010 to consider the Sale Motion (the “Sale Hearing”) and all other pleadings and proceedings in this case; and it appearing that the relief requested in the Sale Motion is in the best

Approved by Judge Gloria M. Burns September 21, 2010

interests of the Debtors, their estates, their creditors and all other parties in interest; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND, DETERMINED AND ORDERED THAT:

A.                                   The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.                                     The Court has jurisdiction over this matter and over the property of the Debtors, including the assets to be sold, transferred on conveyed to the Purchaser, pursuant to 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue of the Debtors’ Chapter 11 cases and the Sale Hearing in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C.                                     The statutory predicates for the relief sough in the Sale Motion and the basis for the approvals and authorizations granted herein are (i) §§ 363 and 365 of the Bankruptcy Code, and (ii) Bankruptcy Rules 2002, 6004, 6006 and 9014.

D.                                    This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Order, and expressly directs entry of judgment as set forth herein.

E.                                      As evidenced by the affidavits of service filed with the Court, proper, timely, adequate, and sufficient notice of the Sale Motion, the Bidding Procedures Order, and the Sale Hearing have been provided in accordance with §§ 102(1), 363 and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, 9007, 9008 and 9014, the local rules of this Court and in compliance with the Bidding Procedures Order.

F.                                      A reasonable opportunity to object or be heard regarding the requested relief has been afforded to all interested persons and creditors.

G.                                     The Debtors have demonstrated a sufficient basis and the existence of exigent circumstances to sell their assets and to assume and assign the Assumed Agreement (as hereinafter defined) under §§ 363 and 365 of the Bankruptcy Code, and such actions are appropriate exercises of the Debtors’ business judgment and in the best interests of the Debtors, their estates and their creditors.

H.                                    The bidding procedures set forth in the Bidding Procedures Order were, as implemented by the Debtors, non-collusive and substantively and procedurally fair to all parties.

I.                                         The Debtors and their professionals have complied in good faith and in all material respects with the Bidding Procedures Order. As demonstrated by the testimony and other evidence proffered and adduced at the Sale Hearing, through marketing efforts and a competitive sale process conducted in accordance with the Bidding Procedures Order, the Debtors (i) afforded interested potential bidders a full, fair and reasonable opportunity to qualify as qualified bidders and submit their highest or otherwise best offer to purchase all of the Debtors’ assets, and (ii) provided potential bidders, upon request, with sufficient information to enable them to make an informed judgment on whether to bid on the Debtors’ assets.

J.                                        The Purchaser is not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code. The Purchaser is a buyer in good faith, as that term is used in the Bankruptcy Code and the decisions thereunder, and is entitled to the protections of §§ 363(m) and (n) of the Bankruptcy Code with respect to all of the assets to be sold or transferred by the Debtors. The Purchaser is acquiring the assets in good faith, based upon arms-length bargaining, and without collusion or fraud of any kind. Neither the Debtors nor the Purchaser has engaged in any conduct that would prevent the application of § 363(m) of the Bankruptcy Code or cause the application of or implicate § 363(n) of the Bankruptcy Code to the consummation of the sale transaction and the transfer of the Debtors’ assets to the Purchaser. The Purchaser is entitled to all the protections and immunities of § 363(m) of the Bankruptcy Code.

K.                                    The Debtors have full corporate power and authority to sell their assets and to deliver all documents in connection therewith, and the sale of the Debtors’ assets has been duly and validly authorized by all necessary corporate authority by the Debtors. No consents or approvals, are required by the Debtors to consummate such transactions.

L.                                      The Debtors have advanced sound business reasons for seeking to assume, sell and assign the Debtors’ assets, as more fully set forth in the Sale Motion and as demonstrated at the Sale Hearing, and it is a reasonable exercise of the Debtors’ business judgment to sell such assets.

M.                                 The assets to be conveyed to the Purchaser are property of the Debtors’ estates, and title thereto is vested in the Debtors’ estates.

N.                                    The assets shall be sold fee and clear of all Encumbrances, with such Encumbrances to attach to the proceeds of the sale, if any, to be in the same priority and subject to the same defenses and avoidability, if any, as before the consummation of the sale transaction.

O.                                    The transfer of the Debtors’ assets to the Purchaser will be a legal, valid and effective transfer of such assets, and shall vest the Purchaser with all right, title and interest of the Debtors in and to such assets fee and clear of any and all Encumbrances. The Purchaser shall not assume or become liable for any Encumbrances relating to the Debtors’ assets, including as a successor or otherwise.

P.                                      The transfer of the Debtors’ assets to the Purchaser free and clear of all Encumbrances will not result in any undue burden or prejudice to any holders of any Encumbrances because such Encumbrances shall attach to the net proceeds of the sale of the Debtors’ assets in the order of their priority, with the same validity, force and effect that they now have as against such assets and subject to any claims and defenses the Debtors or other parties may have or assert with respect thereto. All persons having Encumbrances of any kind or nature whatsoever against or in any of the Debtors’ assets shall be forever barred, estopped and permanently enjoined from pursuing or asserting such Encumbrances against the Purchaser, any of its assets, property, successors or assigns, including the assets to be conveyed to the Purchaser hereunder.

Q.                                    The Debtors may sell their assets free and clear of all Encumbrances of any kind or nature whatsoever because, in each case, one or more of the standards set forth in § 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Encumbrances and (ii) non-debtor parties who did not object, or who withdrew their objections, to the sale of the assets and/or the Sale Motion are deemed to have consented pursuant to § 363(f)(2) of the Bankruptcy Code. Those holders of Encumbrances who did object fall within one or more of the other subsections of § 363(f) of the Bankruptcy Code and are adequately protected by having their Encumbrances, if any, attach to the proceeds of the sale of the assets ultimately attributable to the property against or in which they hold or claim any Encumbrances.

R.                                     The Debtors and the Purchaser have, to the extent necessary, satisfied the requirements of § 365 of the Bankruptcy Code, including §§ 365(b)(1)(A), (B) and 365(f) of the Bankruptcy Code, in connection with the assumption and assignment of the exclusive distribution agreement between the Debtor and Veda Labs (the “Assumed Agreement”).

S.                                      The Purchaser will be acting in good faith, pursuant to § 363(m) of the Bankruptcy Code, in closing the transactions contemplated hereby at any time on or after the entry of this Order, and cause has been shown as to why this Order should not be subject to the stay provided by Bankruptcy Rule 6004(g) and 6006(d).

T.                                     The transactions contemplated do not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtors and/or the Debtors’ estates, there is no substantial continuity between the Purchaser and the Debtors, there is no continuity of enterprise between the Debtors and the Purchaser, the Purchaser is not a mere continuation of the Debtors or their estates, there is no common identity of incorporators, directors or stockholders between the Debtors and the Purchaser, the Purchaser is not holding itself out to the public as a continuation of the Debtors, and the Purchaser does not constitute a successor to the Debtors or their estates.

U.                                    The total consideration provided by the Purchaser for the Debtors’ assets is the highest and best offer received by the Debtors.

V.                                     The Purchaser shall have no obligations with respect to any liabilities of the Debtors other than those liabilities specifically assumed in writing signed by the Purchaser.

W.                                For purposes of § 363(b)(1) of the Bankruptcy Code, the Debtors have not, in connection with offering a product or service, disclosed to any individual a policy prohibiting the transfer of “personally identifiable information” (as defined in § 101(41A) of the Bankruptcy Code) about individuals to persons that are not affiliated with the Debtors.

NOW, THEREFORE, BASED UPON ALL OF THE FOREGOING, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.                                       Pursuant to §§ 363 and 365 of the Bankruptcy Code, and based on the foregoing findings of fact, the relief requested in the Sale Motion (other than that already granted in the

Bidding Procedures Order) is granted and approved in its entirety, subject to the terms and conditions contained herein.

2.                                       All objections, responses, and requests for continuance concerning the Sale Motion are resolved in accordance with the terms of this Order and as set forth in the record of the Sale Hearing. To the extent any such objections, responses or requests for continuance have not otherwise been withdrawn, waived, or settled, such objections and all reservations of rights contained therein are overruled and denied.

3.                                       Notice of the Sale Hearing and the Sale Motion and all applicable objection deadlines was fair and equitable under the circumstances and complied in all respects with § 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004 and 6006.

4.                                       The sale of the Debtors’ assets and the transactions contemplated herein are authorized and approved in all respects.

5.                                       The sale of the Debtors’ assets and the consideration provided by the Purchaser is fair and reasonable and shall be deemed for all purposes to constitute a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and any other applicable law.

6.                                       The Purchaser is hereby granted and is entitled to all of the protections provided to a good faith purchaser under § 363(m) of the Bankruptcy Code.

7.                                       The Debtors will be, and hereby are, authorized and directed, to assume, perform under, consummate and implement the terms of this Order, together with any and all additional instruments and documents that may be reasonably necessary or desirable to implement and effectuate the terms, this Order and sale of the Debtors’ assets contemplated thereby, including, without limitation, deeds, assignments, and other instruments of transfer, and to take all further actions as may reasonably be requested by the Purchaser or its assignee for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession any or all of the Debtors’ assets, as may be necessary or appropriate to the performance of the Debtors’ obligations, without any further corporate action or orders of this Court.

8.                                       Effective as of the closing, (a) the sale of the Debtors’ assets to the Purchaser or his assignee shall constitute a legal, valid and effective transfer of such assets, notwithstanding any requirement for approval or consent by any person and shall vest the Purchaser with all right, title and interest of the Debtors in and to such assets, free and clear of all Encumbrances of any kind pursuant to § 363(f) of the Bankruptcy Code.

9.                                       Upon the closing, the Debtors shall be, and hereby are, authorized, empowered and directed, pursuant to §§ 105 and 363(b) of the Bankruptcy Code, to sell their assets to the Purchaser or his assignee. The sale of the assets shall vest the Purchaser or his assignee with all right, title and interest of the Debtors to such assets free and clear of any and all Encumbrances and other liabilities and claims, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, disputed or undisputed, or known or unknown, whether arising before or subsequent to the commencement of the Debtors’ bankruptcy cases, whether imposed by agreement, understanding, law, equity or otherwise, with all such Encumbrances to attach only to the proceeds of the sale, if any, with the same priority, validity, force, and effect, if any, as they how have in or against such assets, subject to all claims and defenses the Debtors may possess with respect thereto. Following the closing, no holder of an Encumbrance in the Debtors’ assets shall interfere with the Purchaser’s or his assignee use and enjoyment of such assets based on or related to such Encumbrances, or any actions that the Debtors may take in its Chapter 11 cases, and no person shall take any action to prevent, interfere with or otherwise enjoin consummation of the transactions contemplated in this Order.

10.                                 The Assumed Agreement is hereby assumed by the Debtors and assigned to the Purchaser or his assignee pursuant to § 365(a), (b) and (f) of the Bankruptcy Code.

11.                                 To the extent permitted by applicable law, neither the Purchaser, not or his assignee, if any, is not assuming, nor shall he or any of his affiliates be in any way liable or responsible, as a successor or otherwise, (a) for any liabilities, debts, or obligations of the Debtors in any way whatsoever relating to or arising from the Debtors’ ownership or use of its assets or agreements before the consummation of the transactions by this Order or (b) any liabilities attributable to the Debtors or their operation of such assets, or (c) relating to continuing or other conditions existing on or before consummation of the transactions contemplated by this Order, which liabilities, debts, and obligations are hereby extinguished insofar as they may give rise to liability, successor or otherwise, against the Purchaser and his assignee, if any.

12.                                 The Purchaser and his assignee, if any, is not a “successor” to the Debtors or their estates by reason of any theory of law or equity, and the Purchaser and his assignee, if any, shall not assume, nor be deemed to assume, or in any way be responsible for any liability or obligation of any of the Debtors and/or their estates, including, but not limited to, any bulk sale law, successor liability or similar theory except as otherwise expressly provided herein.

13.                                 Notwithstanding Bankruptcy Rules 6004, 6006 and 7062, this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing. In the absence of any person or entity obtaining a stay pending appeal, the Debtors and the Purchaser are free to close at any time. In the absence of any person or entity obtaining a stay pending appeal, if the Debtors and the Purchaser close hereunder, the Purchaser and any assignee of the Purchaser shall be deemed to be acting in “good faith” and shall be entitled to the protections of § 363(m) of the Bankruptcy Code as to all aspects of the transactions contemplated herein if this Order or any authorization contained herein is reversed or modified on appeal, and the 14-day stay provided in Bankruptcy Rule 6004(h) is hereby waived.

14.                                 This Court shall retain exclusive jurisdiction to enforce the terms and provisions of this Order and the Bidding Procedures Order, in all respects and to decide any disputes concerning this Order, or the rights and duties of the parties hereunder or thereunder or any issues relating to this Order.